UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2021

NEXPOINT REAL ESTATE FINANCE, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2021, NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”) completed its offering of $60 million aggregate principal amount of additional 5.75% Senior Notes due 2026 (the “Additional Notes”). The Additional Notes were offered as an additional issue of the Company’s existing $75 million aggregate principal amount of 5.75% Senior Notes due 2026 that the Company issued on April 20, 2021 (the “Initial Notes”). The Additional Notes were issued under the same Indenture as the Initial Notes, dated April 13, 2021 (the “Base Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated April 20, 2021, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Additional Notes are treated as a single class of debt securities with the Initial Notes and will have the same terms, other than the issue date and offering price.

The Base Indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2021 and is incorporated herein by reference. Disclosure regarding the terms of the Initial Notes is included in, and the Supplemental Indenture is filed as Exhibit 4.1 to, the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2021, and are incorporated herein by reference. The above description of the material terms of the Indenture is not complete and is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture.

Item 8.01.	Other Events.

The Company’s stockholders previously approved the issuance of 13,758,905.9 shares of the Company’s common stock, par value $0.01 per share (the “common stock”) to related parties in connection with the redemption of the units of NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP Units”) or units of the Company’s subsidiary partnerships (the “SubOP Units”) that may be redeemed for OP Units. As of the date hereof, the Company has redeemed approximately 1,479,132 OP Units for cash and issued 1,479,132 shares of common stock to the redeeming unitholders for the same cash amount. The Company expects that in early 2022, the OP will redeem approximately 8,496,144 SubOP Units held by related parties for cash and simultaneously issue approximately 8,496,144 OP Units to the redeeming unit holders for the same cash amount. Further, the Company expects that following the OP’s redemption of SubOP Units, the Company will redeem approximately 4,774,570 OP Units held by related parties for cash and simultaneously issue 4,774,570 shares of common stock to the redeeming unitholders for the same cash amount.

On December 20, 2021, the Company issued a press release announcing the closing of the Additional Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the OP Unit and Sub OP Unit Redemption and issuances of OP Units and common stock. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review NREF’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Form 8-K and except as required by law, NREF does not undertake any obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

5.1	Opinion of Ballard Spahr LLP.

5.2	Opinion of Winston & Strawn LLP.

8.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.2)

23.3	Consent of Winston & Strawn LLP (included in Exhibit 8.1)

99.1	Press Release of the Company, dated December 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

Date: December 20, 2021	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer